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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   Form 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 27, 1999


                                PMC-Sierra, Inc.
             (Exact name of registrant as specified in its charter)


      Delaware                    0-19084                   94-2925073
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State of incorporation   Commission File Number  IRS Employer Identification No.

                              105-8555 BAXTER PLACE
                   BURNABY, BRITISH COLUMBIA, V5A 4V7, CANADA
                    (address of principal executive offices)

         Company's telephone number, including area code: (604) 415-6000



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 27, 1999, Registrant acquired Abrizio Inc., a California corporation, ("Abrizio") through a merger (the "Merger") of Pyrenees Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Registrant ("Sub"), with and into Abrizio pursuant to an Agreement and Plan of Reorganization dated August 24, 1999 among Abrizio, Registrant, and Sub.

Abrizio is a privately held, fabless semiconductor company located in Mountain View, California. It specializes in broadband switch chip fabrics used in core ATM switches, digital cross-connects, and terabit routers.

Registrant purchased Abrizio in exchange for approximately 4,352,000 shares in Registrant's stock, warrants and options. The transaction is effective and will be accounted as a pooling-of-interests.

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized person.


Date:  September 2, 1999                 PMC-SIERRA, INC.

                                         /s/ Robert L. Bailey
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                                         Robert L. Bailey
                                         President and Chief Executive Officer